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                                                                 EXHIBIT 14(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the references to our firm under the caption "Financial Statements" in the preliminary Copy dated April 5, 1999 of the Combined Prospectus/Proxy Statement dated May 5, 1999 in the Registration Statement on Form N-14 dated April 5, 1999, of Excelsior Funds, Inc (the "Company"), and to the inclusion of our report on the financial statements and financial highlights of the Company's Income and Growth Fund and Blended Equity Fund (collectively, the "Funds") for the year ended March 31, 1998, dated May 8, 1998, included in the 1998 Annual Report to Shareholders, which is included in the Statement of Additional Information included in the Registration Statement on Form N-14, dated May 5, 1999, of Excelsior Funds, Inc.



                                        /s/ Ernst & Young LLP
                                        ------------------------
                                        ERNST & YOUNG LLP


Boston, Massachusetts
April 1, 1999